EXHIBIT 10.152

MICRON TECHNOLOGY, INC.

2002 EMPLOYMENT INDUCEMENT STOCK OPTION PLAN

                1.             Purposes of the Plan.  The purposes of this Employment Inducement Stock Option Plan are to attract and retain the best available personnel for new employment positions with the Company or its Subsidiaries and thereby promote the success of the Company’s business.  Options granted under the Plan shall be Nonstatutory Stock Options.

                2.             Definitions.  As used herein, the following definitions shall apply:

(a)           “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)           “Applicable Laws” means the legal requirements relating to the administration of stock option plans under Delaware corporate and securities laws and the Code.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Change in Control” means the acquisition by any person or entity, directly, indirectly or beneficially, acting alone or in concert, of more than thirty-five percent (35%) of the Common Stock of the Company outstanding at any time.

(e)           “Code” means the Internal Revenue Code of 1986, as amended.

(f)            “Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

(g)           “Common Stock” means the Common Stock of the Company.

(h)           “Company” means Micron Technology, Inc., a Delaware corporation.

(i)            “Consultant” means any person, including an advisor, engaged by the Company or any Subsidiary to render services.

(j)            “Continuous Status as an Employee or Consultant” means that the employment or consulting relationship with the Company or any Subsidiary is not interrupted or terminated.  Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) military leave, sick leave, or any personal leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor, or (iii) the transition from an Employee to a Consultant provided that the person becomes a Consultant immediately after his or her employment is terminated, or (iv) in the discretion of the Administrator as specified at or prior to such occurrence, in the case of a spin-off, sale, or disposition of the Optionee’s employer from the Company or any Parent or Subsidiary.

(k)           “Director” means a member of the Board.

(l)            “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(m)          “Employee” means any person, including an Officer or Director, who is a common law employee of the Company or any Subsidiary of the Company. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(n)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)           “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

                                                (i)            If the Common Stock is listed on any established stock exchange, including without limitation the New York Stock Exchange (“NYSE”), or a national market system, the Fair Market Value of a Share of Common Stock shall be the average closing price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported by Bloomberg L.L.P. or such other source as the Administrator deems reliable;

                                                (ii)           If the Common Stock is quoted on the over-the-counter market or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported by Bloomberg L.L.P. or such other source as the Administrator deems reliable;

                                                (iii)          In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(p)           “Nonstatutory Stock Option” means an Option that does not qualify as an as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q)           “Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is subject to the terms and conditions of the Option Agreement.

(r)            “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s)           “Option” means a stock option granted pursuant to the Plan.

(t)            “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant.  The Option Agreement is subject to the terms and conditions of the Plan.

(u)           “Optioned Stock” means the Common Stock subject to an Option.

(v)           “Optionee” means an Employee who holds an outstanding Option granted under the Plan.

(w)          “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(x)            “Plan” means this 2002 Employment Inducement Stock Option Plan.

(y)           “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(z)            “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(aa)         “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code, and shall also include any other entity in which the Company, or any Subsidiary of the Company has a significant ownership interest.

3.             Stock Subject to the Plan.  Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.             Administration of the Plan.

(a)           Administrator.  The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of two or more Directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board.  It is intended that the Directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3).  However, the mere fact that a Committee member shall fail to so qualify shall not invalidate any Option granted by the Committee which Option is otherwise validly made under the Plan.  The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.  The Board, in its discretion, may delegate to a special committee all or part of the Administrator’s authority and duties with respect to grants and awards to individuals who at the time of grant are not, and are not anticipated to become, persons subject to the reporting and other provisions of Section 16 of the Exchange Act.  The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the delegate or delegates that were consistent with the terms of the Plan.

(b)           Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)            to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o) of the Plan;

(ii)           to select the Employees to whom Options may be granted hereunder; provided, however, that Options may be granted hereunder only to a person as an inducement for him or her to accept employment with the Company or any Subsidiary;

(iii)          to determine whether and to what extent Options are granted;

(iv)          to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

(v)           to approve forms of agreement for use under the Plan;

(vi)          to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)         to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(viii)        to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix)           to modify or amend each Option (subject to Section 14 of the Plan);

(x)            to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator; and

(xi)           to make all other determinations deemed necessary or advisable for administering the Plan; and

(xii)          to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum amount (and not any greater amount) required by law to be withheld.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable.

(c)           Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations shall be final and binding on all Optionees and any other holders of Options.

5.             Eligibility.  Options may be granted hereunder only to a person who is being hired  as an Employee of the Company or any Subsidiary as an inducement to such employment.  A person who has been granted an Option under this Plan may not be granted additional Options under this Plan, but may be granted options or other awards under other plans of the Company.

6.             Limitations.

(a)           Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee’s employment with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such employment at any time, with or without cause.

(b)           The following limitations shall apply to grants of Options hereunder:

(i)            No Employee shall be granted under the Plan Options to purchase more than 500,000 Shares.

(ii)           The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12.

7.             Effective Date.  The Plan shall become effective upon its adoption by the Board.

8.             Term of Option.  The term of each Option shall be stated in the Notice of Grant, but shall not exceed ten (10) years.

9.             Option Exercise Price and Consideration.

(a)           Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, but shall not be less than the Fair Market Value per share on the date of grant of the Option.

(b)           Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In doing so, the Administrator may specify that an Option may not be exercised until the completion of a service period.

(c)           Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  The Administrator shall determine the acceptable form of consideration. Such consideration may consist entirely of:

(i)            cash;

(ii)           check;

(iii)          promissory note;

(iv)          other Shares which have been owned by the Optionee for more than six months on the date of surrender and have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)           to the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws and the Company’s adoption of such program in connection with the Plan, the delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect a so-called “cashless exercise” whereby the broker sells the Option Shares and delivers cash sales proceeds to the Company in payment of the exercise price and any applicable taxes (in which case the date of exercise shall be deemed to be the date on which notice of exercise is received by the Company, and the exercise price shall be delivered to the Company on the settlement date);

(vi)          a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company sponsored deferred compensation program or arrangement;

(vii)         any combination of the foregoing methods of payment; or

(viii)        such other consideration and method of payment for the issuance of Shares to the extent approved by the Administrator and permitted by Applicable Laws.

10.           Exercise of Option.

(a)           Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate, either in book entry form or in certificate form, promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)           Termination of Employment or Consulting Relationship.  Upon termination of an Optionee’s Continuous Status as an Employee or Consultant, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it as the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant).  In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for thirty 30 days following the Optionee’s termination of Continuous Status as an Employee or Consultant.  If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan.  If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)           Disability of Optionee.  In the event that an Optionee’s Continuous Status as an Employee terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant).  If, at the date of termination, the Optionee does not exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan.  If, after termination, the Optionee does not exercise his or her option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)           Death of Optionee.  In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death.  If, at any time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan.  If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)           Suspension.  Any Optionee who is also a participant in the Retirement at Micron (“RAM”) Section 401(k) Plan and who requests and receives a hardship distribution from the RAM Plan, is prohibited from making, and must suspend, his or her employee elective contributions and employee contributions including, without limitation on the foregoing, the exercise of any Option granted from the date of receipt by that employee of the RAM hardship distribution for the time period, if any, required by the RAM Plan.

11.           Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.  If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

12.           Adjustments Upon Changes in Capitalization, Dissolution, Corporate Transaction, or Change in Control.

(a)           Changes in Capitalization. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Sections 3 and 6(b)(i) of the Plan shall be adjusted proportionately, and the Administrator may adjust Options to preserve the benefits or potential benefits of the Options.  Action by the Administrator may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Options; (iii) adjustment of the exercise price of outstanding Options; and (iv) any other adjustments that the Administrator determines to be equitable. In addition, the Administrator may, in its sole discretion, provide (i) that Options will be settled in cash rather than Stock, (ii) that Options will be assumed by another party to a transaction or otherwise be equitably converted in connection with such transaction, or (iii) any combination of the foregoing.  The Administrator’s determination need not be uniform and may be different for different Optionees whether or not such Optionees are similarly situated.  Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Shares, the authorization limits under Sections 3 and 6(b)(i) shall be increased proportionately, and the shares of Stock then subject to each Option shall be increased proportionately without any change in the aggregate purchase price therefor.

(b)           Dissolution or Liquidation.  To the extent not previously exercised, Options will terminate immediately prior to the consummation of any proposed dissolution or liquidation of the Company.  The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

(c)           Corporate Transaction. In the event of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction, or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable.  If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option shall terminate upon the expiration of such period or, in the discretion of the Administrator, the Option shall be settled in cash rather than stock upon the consummation of such corporate transaction.

(d)           Change in Control.  In the event of a Change in Control, the unexercised portion of each Option then outstanding shall become wholly vested and immediately exercisable.

13.           Date of Grant.  The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator.  Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

14.           Amendment and Termination of the Plan and Outstanding Options.

(a)           Amendment and Termination.  The Board may at any time amend, alter, suspend, or terminate the Plan without shareholder approval; provided, however, that the Board may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

(b)           Effect of Amendment or Termination.  No amendment, alteration, suspension, or termination of the Plan or any outstanding Option shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

(c)           Shareholder Approval Required for Certain Actions.  The original term of any Option may not be extended without the prior approval of the shareholders of the Company.  Except as otherwise provided in Section 12, the exercise price of any Option may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company.

15.           Conditions Upon Issuance of Shares.

(a)           Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           Investment Representations.  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16.           Liability of Company.

(a)           Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b)           Grants Exceeding Allotted Shares.  If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan, such Option shall be void with respect to such excess Optioned Stock, unless approval of an amendment sufficiently increasing the number of shares subject to the Plan is timely obtained.

17.           Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18.           Restriction on Repricing.  Without the prior approval of the shareholders of the Company, the Administrator shall not reprice any Options issued under the Plan through cancellation and regrant, by lowering the exercise price, or by any other means.